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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                           Three First National Plaza
                                           70 West Madison Street, Suite 3300
                                           Chicago, Illinois 60606-4207
                                           312.372-1121   Fax 312.372-2098

                                           Offices in Chicago and
                                           Washington D.C.

                                  June 26, 2003

         As counsel for Nuveen Preferred and Convertible Income Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-104599 and 811-21333) on May 21, 2003.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ Bell, Boyd & Lloyd LLC